Exhibit 99.1

Aerie Pharmaceuticals to Present at the Cowen and Company 34th Annual Health Care Conference

BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C. & NEWPORT BEACH, Calif.—(BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (Nasdaq: AERI) today announced that the Company will present at the Cowen and Company 34th Annual Health Care Conference on Tuesday, March 4th at 10:40 a.m. Eastern Time in Boston, MA.

The presentation will be webcast live and may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com/. A replay of the webcast will be available for 10 business days.

About Aerie Pharmaceuticals

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies. The Company is preparing for two Phase 3 registration trials, where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for AR-13324 (dosed once daily) compared to timolol (dosed twice daily). The Company also started a Phase 2b clinical trial of its fixed-dose combination product PG324, where the primary efficacy endpoint will be to demonstrate superiority of PG324 to each of its components.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-470-4320

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Angeli Kolhatkar, 212-213-0006

akolhatkar@burnsmc.com